SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT
                                 AMENDMENT NO. 1


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): May 20, 1998


                    BOGEN COMMUNICATIONS INTERNATIONAL, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


    Delaware                          0-22046                     38-3114641
--------------------------------------------------------------------------------
(State or other                   (Commission File            (I.R.S. Employer
jurisdiction of                       Number)                Identification No.)
incorporation)



50 Spring Street, Ramsey, New Jersey                                 07446
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)


                                 (201) 934-8500
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              (Registrant's telephone number, including area code)


                                 Not Applicable
--------------------------------------------------------------------------------
      (Former name, former address and former fiscal year, if changed since last report.)

Item 2.  Acquisitions and Dispositions

     On May 20, 1998, Bogen Communications International, Inc., a Delaware corporation (the "Company"), consummated the acquisition of the remaining 33% equity interest in Speech Design GmbH, a German corporation ("Speech Design"), not previously owned by the Company held by Mr. Kasimir Arciszewski and Mr. Hans Meiler, the founders and managing directors of Speech Design. As a result of such acquisition, Speech Design became a wholly owned subsidiary of the Company. Pursuant to the Share Transfer Agreement, dated May 20, 1998 (the "Share Transfer Agreement"), by and among the Company and Messrs. Arciszewski and Meiler, the consideration paid by the Company for the 33% equity interest consisted of DM 7,570,000 (approximately U.S. $4.3 million) in cash (excluding direct acquisition costs) and 458,000 restricted shares of the Company's common stock, par value $.001 per share (the "Common Stock"). The sellers obtained certain registration rights with respect to such restricted shares.

     In connection with the acquisition, each of Messrs. Arciszewski and Meiler entered into three-year management agreements with Speech Design (the "Management Agreements"). Under the terms of these Management Agreements, Messrs. Arciszewski and Meiler will continue to serve as the managing directors of Speech Design. In addition, each of Messrs. Arciszewski and Meiler were issued an option, dated June 1, 1998, to purchase 100,000 shares of Common Stock, which options have an exercise price of $8.50 per share and vest in equal annual installments on the first five anniversary dates of the date of the issuance of the options.

     The cash portion of the purchase price was financed by drawings against the Company's $20 million revolving line for acquisitions, which is part of the $27 million bank credit facility (the "New Credit Facility") with KeyBank National Association.

     Pursuant to the Mergers & Acquisition Engagement Agreement, dated August, 1997, as amended on November 29, 1997, between the Company and Helix Capital Services, LLC ("Helix"), the Company paid Helix approximately $164,000 for services rendered in connection with the Speech Design Acquisition. Messrs. Yoav Stern and Zivi R. Nedivi, directors of the Company, are principals of Helix.

Item 7. Financial Statements and Exhibits.

     (b) Pro Forma Financial Statements

     The following unaudited pro forma consolidated financial statements are based on the historical financial statements of the Company (audited for the year ended December 31, 1997 and unaudited for the three months ended March 31,
1998). The pro forma consolidated balance sheet assumes that acquisition of the remaining 33% equity interest in Speech Design not previously owned by the Company was consummated on March 31, 1998. The pro forma consolidated statements of operations give effect to the acquisition assuming it was consummated as of January 1, 1997.

     In the opinion of the Company's management, all adjustments necessary to present fairly such unaudited pro forma consolidated financial statements have been made based on the terms and structure of the acquisition. These unaudited pro forma consolidated financial statements are not necessarily indicative of what actual results would have been had this transaction occurred at the beginning of the respective period and should not be construed as representative of future operations.

     The unaudited pro forma consolidated financial statements are subject to adjustments based on actual costs to complete the transaction.

            BOGEN COMMUNICATIONS INTERNATIONAL, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   (Unaudited)
          (In Thousands of Dollars, Except Share and Per Share Amounts)



                                                        Historical                                            Pro Forma
                                                       Consolidated            Pro Forma Adjustments         Consolidated
                                                           1997               Debit            Credit            1997
                                                       ------------        ----------        ----------      ------------
Net sales                                                $   49,779                                           $   49,779
Cost of goods sold                                           26,685                                               26,685
                                                         ----------                                           ----------
   Gross profit                                              23,094                                               23,094
Operating expenses:
   Research and development                                   2,591                                                2,591
   Selling, general and administrative                       14,939                            400  (1)           14,539
   Amortization of goodwill and intangible assets               471            233  (2)                              704
                                                         ----------                                           ----------
Income from operations                                        5,093                                                5,260
Other (income) expenses:
   Interest expense, net                                        414            359  (3)                              773
   Interest expense to related parties                           15                                                   15
   Minority interest of consolidated subsidiaries               537                            537  (4)               --
   Other income                                                 (32)                                                 (32)
                                                         ----------                                           ----------
Income before provision for income taxes                      4,159                                                4,505
Provision for income taxes                                    1,494             86  (5)                            1,580
                                                         ----------                                           ----------
Net income                                               $    2,665                                              $ 2,924
Preferred dividends                                             178                                                  178
                                                         ----------                                           ----------
Net Income available to common shareholders              $    2,487                                              $ 2,746
                                                         ==========                                           ==========
Basic Net Income per Common Share                        $     0.46                                               $ 0.47
                                                         ==========                                           ==========
Diluted Net Income per Common Share                      $     0.46                                               $ 0.47
                                                         ==========                                           ==========
Weighted average number of common
   shares outstanding-Basic and Diluted                   5,399,199        458,000  (6)                        5,857,199
                                                         ==========                                           ==========

            BOGEN COMMUNICATIONS INTERNATIONAL, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                   (Unaudited)
          (In Thousands of Dollars, Except Share and Per Share Amounts)


                                                        Historical                                            Pro Forma
                                                       Consolidated                                          Consolidated
                                                         March 31,             Pro Forma Adjustments           March 31,
                                                           1998               Debit            Credit            1998
                                                       ------------        ----------        ----------      ------------
Net sales                                                $   11,432                                          $   11,432
Cost of goods sold                                            6,087                                               6,087
                                                         ----------                                          ----------
   Gross profit                                               5,345                                               5,345
Operating expenses:
   Research and development                                     626                                                 626
   Selling, general and administrative                        3,655                            100  (1)           3,555
   Amortization of goodwill and intangible assets               112                 58 (2)                          170
                                                         ----------                                          ----------
Income from operations                                          952                                                 994
Other (income) expenses:
   Interest expense, net                                         42                 90 (3)                          132
   Minority interest of consolidated subsidiaries               157                            157  (4)              --
   Other income                                                 (41)                                                (41)
                                                         ----------                                          ----------
Income before provision for income taxes                        794                                                 903
Provision for income taxes                                      337                 27 (5)                          364
                                                         ----------                                          ----------
Net income                                               $      457                                               $ 539
Preferred dividends                                             450                                                 450
                                                         ----------                                          ----------
Net income available to common shareholders              $        7                                                $ 89
                                                         ==========                                          ==========
Basic Net Income per Common Share                        $     0.00                                              $ 0.03
                                                         ==========                                          ==========
Diluted Net Income per Common Share                            0.00                                              $ 0.02
                                                         ==========                                          ==========
Weighted average number of common
   shares outstanding-Basic                               2,151,023            458,000 (6)                    2,609,023
                                                         ==========                                          ==========
Weighted average number of common
   shares outstanding-Diluted                             3,618,860            458,000 (6)                    4,076,860
                                                         ==========                                          ==========

            BOGEN COMMUNICATIONS INTERNATIONAL, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1998
                                   (Unaudited)
          (In Thousands of Dollars, Except Share and Per Share Amounts)


                                                                 Historical                                            Pro Forma
                                                                Consolidated                                          Consolidated
                                                                  March 31,             Pro Forma Adjustments           March 31,
                                                                    1998               Debit            Credit            1998
                                                                ------------        ----------        ----------      ------------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                        $  1,004                                             $  1,004
Accounts receivable (less allowance for doubtful
     accounts of $359 at March 31, 1998)                            5,352                                                5,352
Inventories, net                                                    8,355                                                8,355
Prepaid expenses and other current assets                             491                                                  491
                                                                ----------                                           ----------
     TOTAL CURRENT ASSETS                                          15,202                                               15,202
Property, equipment and leasehold improvements, net                 2,131                                                2,131
Goodwill and intangible assets, net                                13,374           4,653 (a)                           18,027
Other assets                                                          278                                                  278
                                                                ----------                                           ----------
  TOTAL ASSETS                                                   $ 30,985                                             $ 35,638
                                                                ==========                                           ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Amounts outstanding under revolving credit agreement             $  1,179                               4,780 (b)     $  5,959
Accounts payable                                                    2,208                                                2,208
Accrued expenses                                                    2,757                                                2,757
Income taxes payable                                                  383                                                  383
                                                                ----------                                           ----------
  TOTAL CURRENT LIABILITIES                                         6,527                                               11,307
Advances and notes payable to related parties                         203                                                  203
Preferred dividends payable                                           628                                                  628
Other liabilities                                                     365                                                  365
Minority interest                                                   1,287           1,287 (c)                               --
                                                                ----------                                           ----------
  TOTAL LIABILITIES                                                 9,010                                               12,503
                                                                ----------                                           ----------
STOCKHOLDERS' EQUITY
Preferred stock - $.001 par value; 1,000,000 shares
  authorized; 200,000 shares issued and outstanding at
  March 31, 1998 (Liquidation preference of $100
  per share plus accrued dividends - $20,628)                          --                                                   --
Common stock - $ .001 par value; 50,000,000 shares
  authorized; 2,240,894 (2,698,894 pro forma)
  shares issued and outstanding at March 31, 1998.                      2                                                    2
Additional paid-in-capital                                         24,113                               4,065 (d)       28,178
Accumulated deficit                                                (1,683)          2,905 (e)                           (4,588)
Currency translation adjustments                                     (457)                                                (457)
                                                                ----------                                           ----------
  TOTAL STOCKHOLDERS' EQUITY                                       21,975                                               23,135
                                                                ----------                                           ----------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $ 30,985                                             $ 35,638
                                                                ==========                                           ==========

                    BOGEN COMMUNICATIONS INTERNATIONAL, INC.
         Notes to Unaudited Pro Forma Consolidated Financial Statements
          (In Thousands of Dollars, Except Share and Per Share Amounts)

1.   ACQUISITION

     On May 20, 1998, the Company acquired the remaining 33% equity interest in Speech Design not previously owned by the Company. As a result of this acquisition, Speech Design became a wholly owned subsidiary of the Company. The aggregate purchase price of $8,845, including direct acquisition costs (estimated at $482), consisted of approximately $4,780 in cash and 458,000 shares of common stock of the Company valued at approximately $4,065 ($8.875 per share).

     The acquisition has been accounted for by the purchase method of accounting and accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on estimates of fair values at the date of acquisition. The allocation of purchase price among the identifiable intangible assets was based on an independent appraisal of the fair market value of those assets. Such appraisal allocated $2,905 (for which no tax benefit has been provided) to purchase in-process research and development. This amount has been reflected as a deduction from stockholders' equity, in the accompanying pro forma consolidated balance sheet and has not been included in the accompanying pro forma consolidated statement of operations due to its non-recurring nature. Other intangible assets acquired include existing technology, tradenames, workforce and goodwill totaling approximately $4,653.

     The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements of the Company.

2.   PRO FORMA ADJUSTMENTS

     The following adjustments have been made to the pro forma consolidated financial statements:

     Balance Sheet
     (a) To record estimated fair value of acquired intangible assets (excluding purchased in-process research and development).
     (b) To record issuance of debt(under the New Credit Facility) to fund cash portion of acquisition and estimated direct acquisition costs.
     (c)  To eliminate minority interest in Speech Design.
     (d) To record issuance of 458,000 shares of common stock, $.001 par value, with an aggregate value of $4,065.
     (e) To record adjustment to retained earnings for a charge for purchased in-process research and development.

                    BOGEN COMMUNICATIONS INTERNATIONAL, INC.
         Notes to Unaudited Pro Forma Consolidated Financial Statements
          (In Thousands of Dollars, Except Share and Per Share Amounts)


     Statement of Operations

     1) To record the reduction in contracted salaries of the selling parties of Speech Design pursuant to the Management Agreements.

     2) To record amortization of the acquired intangible assets (excluding purchased in-process research and development) and will be amortized ratably over a period of twenty (20) years.

     3) To record interest expense on debt issued under the New Credit Facility using an interest rate of 7.50% per anum.

     4)   To eliminate the minority interest in Speech Design.

     5) To record the tax effect of the pro forma adjustments using the Company's domestic statutory effective tax rate of 25%.

     6) To record the issuance of 458,000 shares of common stock, assuming such shares were outstanding since January 1, 1997 for purposes of computing pro forma basic and diluted earnings per share.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    BOGEN COMMUNICATIONS INTERNATIONAL, INC.
                                    (Registrant)




                                    /s/ Michael P. Fleischer
                                    ----------------------------
                                    Name: Michael P. Fleischer
Date: August 3, 1998                Title: President